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Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-206850

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2015

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 9, 2015)

3,000,000 Shares

Common Stock

The selling stockholders are offering 3,000,000 shares of HealthEquity, Inc. common stock in this offering. We will not receive any proceeds from the sale of the shares to be offered by the selling stockholders. Our common stock is listed on the NASDAQ Global Select Market under the symbol "HQY." The last reported sale price of our common stock on the NASDAQ Global Select Market on September 18, 2015 was $30.88 per share.

The underwriter has agreed to purchase our common stock from the selling stockholders at a price of $             per share. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We currently qualify as an "emerging growth company," as that term is defined in the Jumpstart Our Business Startups Act.

Investing in our common stock involves risks. For a description of these risks, see "Risk Factors" beginning on page S-4 of this prospectus supplement.

The selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of common stock from the selling stockholders at a price of $             per share. We will not receive any proceeds from the sale of any additional shares by the selling stockholders.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares on or about                 , 2015.

Wells Fargo Securities

Prospectus dated                   , 2015.

Prospectus Supplement

Prospectus

          Neither we, the selling stockholders, nor the underwriter have authorized anyone to provide you with information that is different from the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not, and the underwriter is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and

i

other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

          The terms "we," "our" and similar terms used in this prospectus supplement and the accompanying prospectus refer to HealthEquity, Inc. only, and not to its subsidiaries, unless the context requires otherwise.

          Unless otherwise indicated, the information in this prospectus supplement assumes the underwriter does not exercise its option to purchase up to an additional 450,000 shares of our common stock from the selling stockholders.

ii

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words "may," "believes," "intends," "seeks," "anticipates," "plans," "estimates," "expects," "should," "assumes," "continues," "could," "will," "future" and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

          Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

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  our expectations regarding our operating revenue, expenses, effective tax rates and other results of operations;

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  our anticipated capital expenditures and our estimates regarding our capital requirements;

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  our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business;

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  the growth rates of the markets in which we compete;

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  competitive pressures related to the fees that we charge;

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  our ability to consummate acquisitions and, if consummated, whether they will meet expectations;

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  our reliance on key members of executive management and our ability to identify, recruit and retain skilled personnel;

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  management compensation and the methodology for its determination;

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  our ability to promote our brand;

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  disturbance to our information technology systems;

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  our ability to protect our intellectual property rights;

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  unavailability of capital;

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  general economic conditions;

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  risk of future legal proceedings; and

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  other risks and factors listed under "Risk Factors" and elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

          In light of these risks, uncertainties and other factors, the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

          We are a leader and an innovator in the high growth category of technology-enabled services platforms that empower consumers to make healthcare saving and spending decisions. Our platform provides an ecosystem where consumers can access their tax-advantaged healthcare savings, compare treatment options and pricing, evaluate and pay healthcare bills, receive personalized benefit and clinical information, earn wellness incentives, and make educated investment choices to grow their tax-advantaged healthcare savings. We can integrate with any health plan or banking institution to be the independent and trusted partner that enables consumers as they seek to manage, save and spend their healthcare dollars. We believe the secular shift to greater consumer responsibility for healthcare costs will require a significant portion of the approximately 175 million under-age 65 consumers with private health insurance in the United States to use a platform such as ours.

          The core of our ecosystem is the health savings account, or HSA, a financial account through which consumers spend and save long term for healthcare on a tax-advantaged basis. We are the integrated HSA platform for 20 of the 50 largest health plans in the country, a number of which are among 28 Blue Cross and Blue Shield health plans in 26 states, and more than 27,000 employer clients, including industry leaders such as Adobe Systems, American Express Company, Dow Corning Corporation, eBay, Inc., Google, Inc., Intermountain Healthcare, and Kohl's Corporation. Our customers include individuals, employers of all sizes and health plans. We refer to our individual customers as our members, our health plan customers as our Health Plan Partners and our employer customers with more than 1,000 employees as our Employer Partners. Our Health Plan Partners and Employer Partners collectively constitute our Network Partners. Through our existing Network Partners, we have the potential to reach over 60 million consumers, representing approximately 34% of the under-age 65 privately insured population in the United States.

          We have a successful history of acquiring complementary assets and businesses that strengthen our platform and we expect to continue this growth strategy and are regularly engaged in evaluating and negotiating acquisition opportunities. We have developed an internal capability to source, evaluate and integrate acquisitions that has created value for shareholders. We believe the nature of our competitive landscape provides a significant acquisition opportunity. Many of our competitors view their HSA businesses as non-core functions. We believe they will look to divest their HSA assets and, in certain cases, be limited from making acquisitions due to depository capital requirements. Consistent with this growth strategy, we are currently party to a non-binding letter of intent with respect to the acquisition of certain HSAs and are negotiating similar preliminary commitments with various other parties. The completion of these acquisitions is subject to various conditions, including the negotiation and execution of definitive documentation, the completion of due diligence by the parties and the approval of our board of directors. As a result of the foregoing uncertainties, there can be no assurance in any case that a definitive agreement will be executed or that, if it is, a transaction will be completed.

          HealthEquity, Inc. was incorporated as a Delaware corporation on September 18, 2002. Our principal business office is located at 15 W. Scenic Pointe Dr., Ste. 100, Draper, Utah 84020. Our website address is www.healthequity.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and such information should not be considered to be part of this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

 THE OFFERING

Common stock offered by the selling stockholders	3,000,000 shares
Option to purchase additional shares	The selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of our common stock from the selling stockholders.
Use of proceeds
The principal purposes of this offering are to facilitate an orderly distribution of shares for the selling stockholders and to increase our public float. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See "Use of Proceeds."
NASDAQ Global Select Market trading symbol	"HQY"
Risk factors	See "Risk Factors" for a discussion of the factors you should carefully consider before deciding whether to invest in our common stock.

RISK FACTORS

          Investing in our common stock involves risk. These risks are described below, under "Risk Factors" in Item 1A of Part I of our annual report on Form 10-K for the fiscal year ended January 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the other documents we file with the Securities and Exchange Commission, or SEC, from time to time. See "Where You Can Find More Information" in the accompanying prospectus. Before making a decision to invest in our common stock, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Our Common Stock and this Offering

We will continue to incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

          We will remain an emerging growth company only until January 31, 2016, at which point we will be a large accelerated filer and become subject to the requirements of Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.

          As a public company and particularly after we cease to be an emerging growth company, we will continue to incur significant legal, accounting and other expenses, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NASDAQ Stock Market, or NASDAQ. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

          The increased costs may decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

If we are unable to implement and maintain effective internal controls over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be adversely affected.

          As a public company, we are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. A material weakness is a deficiency, or a combination of deficiencies, in financial reporting such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. Section 404 of Sarbanes-Oxley requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our second annual report following our initial public offering, which will be for our year ending January 31, 2016, provide a management report on internal controls over financial reporting. Sarbanes-Oxley also requires that our management report on internal controls over financial reporting be attested to by our independent registered public accounting firm, to the extent we are no longer an emerging growth company. We do not expect to have our independent registered public accounting firm attest to our management report on internal controls over financial reporting for so long as we are an emerging growth company.

          In connection with our preparation for our initial public offering, we concluded that there was a material weakness in our financial reporting that caused the restatement of our previously issued financial statements as of and for the year ended January 31, 2013. The material weakness we identified comprised our lack of sufficient expertise to appropriately address and timely account for complex, non-routine transactions in accordance with GAAP. The evidence of this material weakness related primarily to the measurement and classification of our redeemable convertible preferred stock and warrants issued in connection with our redeemable convertible preferred stock. During the year ended January 31, 2014, we added personnel to our accounting staff with appropriate levels of experience to remediate the aforementioned material weakness and further developed our accounting policies and financial reporting procedures. As of January 31, 2015, we determined that the material weakness had been remediated as a result of the action taken and the resulting improvements in our internal controls over financial reporting.

          If we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. If we identify material weaknesses in our internal controls over financial reporting, if we are unable to comply with the requirements of Section 404 of Sarbanes-Oxley in a timely manner, if we are unable to assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

The market price of our common stock may be volatile.

          The stock market in general has been highly volatile. As a result, the market price and trading volume for our common stock may also be highly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. Factors that could cause the market price of our common stock to fluctuate significantly include:

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  our operating and financial performance and prospects and the performance of other similar companies;

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  our quarterly or annual earnings or those of other companies in our industry;

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  conditions that impact demand for our products and services;

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  the public's reaction to our press releases, financial guidance and other public announcements, and filings with the SEC;

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  changes in earnings estimates or recommendations by securities or research analysts who track our common stock;

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  market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

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  strategic actions by us or our competitors, such as acquisitions or restructurings;

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  changes in government and other regulations;

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  changes in accounting standards, policies, guidance, interpretations or principles;

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  arrival and departure of key personnel;

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  sales of common stock by us, our investors or members of our management team; and

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  changes in general market, economic and political conditions in the U.S. and global economies or financial markets, including those resulting from natural disasters, telecommunications failure, cyber attack, civil unrest in various parts of the world, acts of war, terrorist attacks or other catastrophic events.

          Any of these factors may result in large and sudden changes in the trading volume and market price of our common stock and may prevent you from being able to sell your shares at or above the price you paid for your shares of our common stock. Following periods of volatility in the market price of a company's securities, stockholders often file securities class-action lawsuits against such company. Our involvement in a class-action lawsuit could divert our senior management's attention and, if adversely determined, could have a material and adverse effect on our business, financial condition and results of operations.

Our principal stockholder owns a significant percentage of our shares and will be able to exert significant control over matters subject to stockholder approval.

          As of September 2, 2015, our principal stockholder, Berkley Capital Investors, L.P., or Berkley, owned approximately 24.9% of our outstanding voting shares (before giving effect to this offering). Therefore, Berkley may have the ability to influence us through its ownership position. Berkley may be able to determine all matters requiring stockholder approval. For example, it may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common shares that you may feel are in your best interest as one of our stockholders. In addition, our certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board's decision regarding a takeover.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.

          The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the securities or industry analysts that covers us downgrades our shares or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our shares could decrease, which could cause our stock price or trading volume to decline.

We do not intend to pay regular cash dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

          We have no current plans to declare and pay any cash dividends for the foreseeable future. We currently intend to retain all our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Future offerings of debt or equity securities, which may rank senior to our common stock, may adversely affect the market price of our common stock.

          If we decide to issue debt securities in the future, which would rank senior to shares of our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their share holdings in us.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

          Certain provisions in our governing documents could make a merger, tender offer or proxy contest involving us difficult, even if such events would be beneficial to the interests of our stockholders. These provisions include the inability of our stockholders to act by written consent and certain advance notice procedures with respect to stockholder proposals and nominations for candidates for the election of directors. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us. Accordingly, our board of directors could rely upon these or other provisions in our governing documents and Delaware law to prevent or delay a transaction involving a change in control of our company, even if doing so would benefit our stockholders.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

          Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim for breach of a fiduciary duty owed by any of our directors and officers to us or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

          The principal purposes of this offering are to facilitate an orderly distribution of shares for the selling stockholders and to increase our public float. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

 SELLING STOCKHOLDERS

          The following table sets forth the number of shares of common stock owned by the selling stockholders prior to this offering, the percentage of common stock owned by the selling stockholders prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholders in this offering, the number of shares of common stock to be owned by the selling stockholders after completion of this offering and the percentage of common stock to be owned by the selling stockholders after the completion of this offering. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders on or before September 18, 2015. The percentage of common stock beneficially owned by the selling stockholders set forth in the table is based on 57,222,296 shares of our common stock issued and outstanding as of September 2, 2015.

				Shares Beneficially Owned After the Offering Assuming the Underwriter's Option is Not Exercised		Shares Beneficially Owned After the Offering Assuming the Underwriter's Option is Exercised in Full
	Shares Beneficially Owned Before the Offering
			Number of Shares Being Sold*
Name	Number	Percent		Number	Percent	Number	Percent
Berkley Capital Investors, L.P.(1)	14,269,150	24.9%	2,000,000	12,269,150	21.4%	11,969,150	20.9%
Financial Partners Fund I, L.P.(2)	2,826,468	4.9%	1,000,000	1,826,468	3.2%	1,676,468	2.9%

*
Does not include the underwriter's option to purchase additional shares.

(1)
Berkley Capital, LLC is the general partner of Berkley Capital Investors, L.P. ("Berkley Capital"). Frank T. Medici is President of Berkley Capital, LLC and as such holds the sole voting and dispositive power over the shares held by Berkley Capital. Mr. Medici disclaims beneficial ownership of the shares held by Berkley Capital. The address of Berkley Capital is 600 Brickell Avenue, 39th Floor, Miami, FL 33131.

(2)
Napier Park Global Capital GP LLC ("GPLLC") is the general partner of Financial Partners Fund I, L.P. ("FPF"). GPLLC has delegated to Manu Rana, Steve Piaker and Daniel Kittredge the sole voting and dispositive power over the shares held by FPF. The address of FPF is 280 Park Avenue, 3rd Floor, New York, NY 10017.

 COMMON STOCK PRICE RANGE AND DIVIDENDS

          Our common stock is listed on the NASDAQ Global Select Market under the symbol "HQY". The following table sets forth for the periods indicated the high and low sales prices per share of our common stock as reported by NASDAQ:

	High	Low
For the fiscal year ended January 31, 2015
Second Quarter (from July 31, 2014)	$20.00	$17.04
Third Quarter	$22.84	$16.11
Fourth Quarter	$27.74	$19.26
For the fiscal year ending January 31, 2016
First Quarter	$27.89	$18.88
Second Quarter	$34.56	$24.52
Third Quarter (through September 18, 2015)	$34.38	$24.73

          On September 18, 2015, the last reported sale price of our common stock on the NASDAQ Global Select Market was $30.88 per share. As of September 2, 2015, we had 56 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

          We do not currently intend to pay cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determinations relating to our dividend policies will be made at the discretion of our board of directors and will depend on conditions then existing, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

 DESCRIPTION OF COMMON STOCK

          As of September 2, 2015, there were 57,222,296 shares of our common stock issued and outstanding. See "Description of Securities — Common Stock" in the accompanying prospectus for a summary description of our common stock.

          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN U.S. FEDERAL INCOME TAX AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

          The following is a summary of material U.S. federal income tax and estate tax consequences to non-U.S. holders relating to the ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

          This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent below. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder's particular circumstances or to non-U.S. holders that may be subject to special tax rules, including, without limitation:

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  banks, insurance companies or other financial institutions;

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  persons subject to the alternative minimum tax or the tax on net investment income;

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  tax-exempt organizations;

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  controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

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  partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

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  real estate investment trusts or regulated investment companies;

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  certain former citizens or long-term residents of the U.S.;

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  persons who hold our common stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; or

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  persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

          If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

          You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

          For purposes of this discussion, a non-U.S. holder is a beneficial owner of shares of our common stock that is not, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

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  a partnership;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

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  a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made election to be treated as a U.S. person.

Distributions

          If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder's adjusted tax basis in our common stock, and thereafter will be treated as capital gain. Subject to the discussions of the Foreign Account Tax Compliance Act, or FATCA, and backup withholding below, distributions treated as dividends on our common stock held by a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable.

          If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividend will not be subject to the 30% U.S. federal withholding tax (provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent), but the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis, at graduated rates, in substantially the same manner as U.S. persons. Dividends received by a non-U.S. holder that is a corporation for U.S. federal income tax purposes and which are effectively connected with the conduct of a U.S. trade or business may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

          A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Gain on Disposition of Common Stock

          Subject to the discussions of FATCA and backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or other disposition of our common stock unless:

  •
  such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met;

  •
  such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States); or

  •
  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder's holding period for our common stock.

          A non-U.S. holder that is an individual and who is present in the United States for 183 days or more in the taxable year of such sale or disposition, if certain other conditions are met, will be subject to tax at a gross rate of 30% on the amount by which such non-U.S. holder's taxable capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common stock, exceed capital losses allocable to U.S. sources, except as otherwise provided in an applicable income tax treaty.

          Gain realized by a non-U.S. holder that is effectively connected with such non-U.S. holder's conduct of a trade or business in the U.S. generally will be subject to U.S. federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

          Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not expect to be treated as a USRPHC as of the date hereof; however, there can be no assurances that we are not now or will not become in the future a USRPHC. If, however, we were a USRPHC during the applicable testing period, as long as our common stock is regularly traded on an established securities market, our common stock will be treated as a U.S. real property interest only for a non-U.S. holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder's holding period) more than 5% of such regularly traded stock. Please note, though, that we can provide no assurance that our common stock will remain regularly traded.

Federal Estate Tax

          Our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

          Pursuant to FATCA, a 30% withholding tax will be imposed on dividends paid with respect to our common stock and, after December 31, 2018, on proceeds from the sale or other disposition of our common stock to "foreign financial institutions" (including non-U.S. investment funds) or "non-financial foreign entities" (each as defined in the Code and Treasury Regulations), unless they meet the information reporting requirements of FATCA. To avoid withholding, a foreign financial institution will need to enter into an agreement with the IRS that states that it will provide the IRS certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to its account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future United

States Treasury Regulations, may modify these requirements. A non-financial foreign entity will need to provide either the name, address and taxpayer identification number of each substantial U.S. owner, or certifications of no substantial U.S. ownership to avoid withholding, unless certain exceptions apply. You should consult your own tax advisors regarding FATCA and its effect on you.

Backup Withholding and Information Reporting

          Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, the non-U.S. holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder country of residence.

          Payments of dividends or of proceeds on the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless the non-U.S. holder establishes an exemption, for example by properly certifying the non-U.S. holder's status on a Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person.

          Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

          The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

          Wells Fargo Securities, LLC is acting as the underwriter in connection with this offering. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from the selling stockholders an aggregate of 3,000,000 shares of common stock at a price of $             per share.

          The underwriter has agreed to purchase all of the shares of common stock sold under the underwriting agreement if it purchases any of these shares. The underwriting agreement provides that the obligations of the underwriter to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions.

          The selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of common stock from the selling stockholders at a price of $             per share.

          In connection with this offering, the underwriter or securities dealers may distribute prospectus supplements and the accompanying prospectus electronically.

          The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

          The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

          We have agreed that we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Wells Fargo Securities, LLC for a period of 75 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise or vesting of awards granted under our stock-based compensation plans.

          Certain of our directors and executive officers and the selling stockholders have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 75 days after the date of this prospectus supplement, may not, without the prior written consent of Wells Fargo Securities, LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, or other securityholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, other than the shares of our common stock to be sold pursuant to this prospectus, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

          Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol "HQY."

          The expenses of this offering are estimated to be approximately $             and are payable by us. We have agreed to reimburse the underwriter for up to $25,000 for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc.

          Until the distribution of the shares offered hereby is completed, SEC rules may limit the underwriter and selling group members from bidding for or purchasing our shares of common stock. However, the underwriter may engage in transactions that stabilize the price of our common stock, such as bids or purchases that peg, fix or maintain the price of the common stock.

          In connection with this offering, the underwriter may make short sales of our shares of common stock. Short sales involve the sale by the underwriter, at the time of the offering, of a greater number of shares of common stock it is are required to purchase in the offering. Short sales may be "naked short sales," which are short positions in excess of that amount. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the purchases by the underwriter to cover short positions may have the effect of raising or maintaining the market price of common stock preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than it would otherwise be in the absence of these transactions. If these activities are commenced, they may be discontinued at any time.

          Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

          We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

          The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The underwriter also acted as an underwriter in connection with the underwritten public offering of shares of our common stock in May 2015. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans.

Selling restrictions

General

          Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice To Prospective Investors In The United Kingdom

          This document is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (2) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice To Prospective Investors In The European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

          For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that

Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice To Prospective Investors In Switzerland

          This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.

Notice To Prospective Investors In Ireland

          This prospectus supplement and any other material in relation to the shares described herein is only being distributed in Ireland:

  •
  in circumstances which do not require the publication of a prospectus pursuant to Article 3(2) of Directive 2003/71/EC as amended by Directive 2010/73/EC;

  •
  in compliance with the provisions of the Irish Companies Acts 1963-2009; and

  •
  in compliance with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (S.I. No. 60 of 2007) (as amended), and in accordance with any codes or rules of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Central Bank of Ireland with respect to anything done by them in relation to the shares.

Notice To Prospective Investors In Australia

          This document has not been lodged with the Australian Securities & Investments Commission and does not constitute an offer except to the following categories of exempt persons:

  •
  "sophisticated investors" under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia ("Corporations Act");

  •
  "sophisticated investors" under section 708(8)(c) or (d) of the Corporations Act who have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before any offer has been made; and

  •
  "professional investors" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

          By purchasing shares of common stock, you warrant and agree that:

  •
  you are an exempt investor under one of the above categories; and

  •
  you will not offer any shares of common stock issued or sold to you pursuant to this document for sale in Australia within 12 months of those shares being issued or sold unless any such sale offer is exempt from the requirement to issue a disclosure document under sections 708 or 708A of the Corporations Act.

Notice To Prospective Investors In Hong Kong

          The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to "professional investors" within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

Notice To Prospective Investors In Japan

          Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice To Prospective Investors In Singapore

          This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where our securities are subscribed or purchased under Section 275 by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our securities pursuant to an offer made under Section 275 except:

    (1)
    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    (2)
    where no consideration is or will be given for the transfer;

    (3)
    where the transfer is by operation of law; or

    (4)
    as specified in Section 276(7) of the SFA.

Notice To Prospective Investors In France

          Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

          Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restraint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers , does not constitute a public offer (appel public à l'épargne).

          The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice To Prospective Investors In the Dubai International Financial Centre

          This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 LEGAL MATTERS

          The validity of the common stock offered hereby will be passed upon by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Cooley LLP, San Diego, California.

EXPERTS

          The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended January 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows us to "incorporate by reference" the information that we file with them. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus supplement, and any information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede this information.

          We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of securities covered by this prospectus supplement:

  •
  Our Annual Report on Form 10-K for the year ended January 31, 2015;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2015 filed with the SEC on June 11, 2015 and for the quarter ended July 31, 2015 filed with the SEC on September 10, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on May 20, 2015, June 26, 2015 and September 2, 2015; and

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-36568) filed with the SEC on July 25, 2014, including any amendment or report filed for the purpose of updating such description.

          Unless we specifically state otherwise, none of the information furnished under Item 2.02 or Item 7.01 in our Current Reports on Form 8-K is, or will be, incorporated by reference in this prospectus supplement.

          We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus have been delivered, free of charge, upon oral or written request copies of any documents that we have incorporated by reference into this prospectus supplement and accompanying prospectus. You can obtain copies through our Investor Relations website at ir.healthequity.com or by contacting our Executive Vice President, General Counsel and Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        From time to time with this prospectus, we may offer an indeterminate amount of common stock, preferred stock, debt securities and warrants or any combination thereof separately or in units, and certain selling stockholders named in this prospectus may offer up to 18,492,903 shares of common stock. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. We provide more information about how we or the selling stockholders may elect to sell our securities in the section titled "Plan of Distribution" in this prospectus. Specific terms of these securities and offerings will be provided in supplements to this prospectus to the extent required by law. Before you invest, you should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate by reference.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HQY." On September 8, 2015, the last reported sale price of our common stock was $30.53 per share.

        We currently qualify as an "emerging growth company," as that term is defined in the Jumpstart Our Business Startups Act.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" IN THIS PROSPECTUS AS WELL AS THOSE IN ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2015

        This prospectus is part of an automatic registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we and the selling stockholders may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. If required by applicable law, each time we or one or more selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading "Where You Can Find More Information" before you make any investment decision.

        Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        The terms "we," "our" and similar terms used in the descriptions of securities contained in this prospectus refer to HealthEquity, Inc. only, and not to its subsidiaries, unless the context requires otherwise, and the term "securities" refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, units or any combination of the foregoing securities.

 THE COMPANY

        We are a leader and an innovator in the high growth category of technology-enabled services platforms that empower consumers to make healthcare saving and spending decisions. Our platform provides an ecosystem where consumers can access their tax-advantaged healthcare savings, compare treatment options and pricing, evaluate and pay healthcare bills, receive personalized benefit and clinical information, earn wellness incentives, and make educated investment choices to grow their tax-advantaged healthcare savings. We can integrate with any health plan or banking institution to be the independent and trusted partner that enables consumers as they seek to manage, save and spend their healthcare dollars. We believe the secular shift to greater consumer responsibility for healthcare costs will require a significant portion of the approximately 175 million under-age 65 consumers with private health insurance in the United States to use a platform such as ours.

        The core of our ecosystem is the health savings account, or HSA, a financial account through which consumers spend and save long term for healthcare on a tax-advantaged basis. We are the integrated HSA platform for 20 of the 50 largest health plans in the country, a number of which are among 28 Blue Cross and Blue Shield health plans in 26 states, and more than 27,000 employer clients, including industry leaders such as Adobe Systems, American Express Company, Dow Corning Corporation, eBay, Inc., Google, Inc., Intermountain Healthcare, and Kohl's Corporation. Our customers include individuals, employers of all sizes and health plans. We refer to our individual customers as our members, our health plan customers as our Health Plan Partners and our employer customers with more than 1,000 employees as our Employer Partners. Our Health Plan Partners and Employer Partners collectively constitute our Network Partners. Through our existing Network Partners, we have the potential to reach over 60 million consumers, representing approximately 34% of the under-age 65 privately insured population in the United States.

        HealthEquity, Inc. was incorporated as a Delaware corporation on September 18, 2002. Our principal business office is located at 15 W. Scenic Pointe Dr., Ste. 100, Draper, Utah 84020. Our website address is www.healthequity.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and such information should not be considered to be part of this prospectus.

 RISK FACTORS

        Investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading "Risk Factors" in any applicable prospectus supplement, our Annual Report on Form 10-K for the year ended January 31, 2015 and our other filings with the Securities and Exchange Commission, or SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled "Where You Can Find More Information."

 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words "may," "believes," "intends," "seeks," "anticipates," "plans," "estimates," "expects," "should," "assumes," "continues," "could," "will," "future" and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this prospectus and the information incorporated by reference in this prospectus.

        Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

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  our expectations regarding our operating revenue, expenses, effective tax rates and other results of operations;

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  our anticipated capital expenditures and our estimates regarding our capital requirements;

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  our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business;

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  the growth rates of the markets in which we compete;

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  competitive pressures related to the fees that we charge;

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  our reliance on key members of executive management and our ability to identify, recruit and retain skilled personnel;

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  management compensation and the methodology for its determination;

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  our ability to promote our brand;

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  disturbance to our information technology systems;

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  our ability to protect our intellectual property rights;

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  unavailability of capital;

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  general economic conditions;

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  risk of future legal proceedings; and

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  other risks and factors listed under "Risk Factors" and elsewhere in this prospectus and the information incorporated by reference in this prospectus.

        In light of these risks, uncertainties and other factors, the forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference in the future.

DESCRIPTION OF SECURITIES

Common Stock

        Subject to any preferential rights of any preferred stock created by our board of directors, each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

        Each holder of our common stock is entitled to one vote for each share of common stock and does not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of the Company, holders of our common stock will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock, if any.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HQY". All shares of our common stock currently issued and outstanding are fully paid and non-assessable. Shares of our common stock offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable.

Preferred Stock

        The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering.

        The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

Debt Securities

        We may issue debt securities from time to time, in one or more series. The paragraphs below describe the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

        We have summarized below the material provisions of the indenture that will govern debt securities that we may issue, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any applicable prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. These documents will be filed as an exhibit to the registration statement of which this prospectus forms a part or will be incorporated by reference from another report that we file with the SEC. Please read "Where You Can Find More Information" in this prospectus to find out how you can obtain a copy of those documents. References to an "indenture" are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

  General

        The indenture:

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  does not limit the amount of debt securities that we may issue;

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  allows us to issue debt securities in one or more series;

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  does not require us to issue all of the debt securities of a series at the same time; and

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  allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

        The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

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  the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

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  the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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  the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

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  if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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  the date or dates, or the method for determining the date or dates, from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for interest payment dates, or the method by which we will determine those dates;

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  the persons to whom interest will be payable;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  any collateral securing the performance of our obligations under the debt securities;

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  the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

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  where the debt securities may be surrendered for registration of transfer or conversion or exchange;

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  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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  any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

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  any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

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  the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

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  whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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  whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

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  whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

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  any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

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  whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

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  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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  any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

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  any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

  Events of Default

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indenture with respect to any series of debt securities, we mean:

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  our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

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  our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

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  our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

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  certain events of bankruptcy, insolvency or reorganization occur with respect to the Company or any restricted subsidiary of the Company that is a significant subsidiary (as defined in the indenture).

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

        The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

        The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

  Modification, Amendment, Supplement and Waiver

        Without notice to or the consent of any holder of any debt security, we and the trustee may modify, amend or supplement the indenture or the debt securities of a series:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

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  to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

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  to create a series and establish its terms;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

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  to add a guarantor subsidiary in respect of any series of debt securities;

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  to secure any series of debt securities;

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  to add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

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  to appoint a successor trustee with respect to the securities;

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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  to make any change that does not adversely affect the rights of holders; or

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  to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

        The indenture will provide that we and the trustee may modify, amend, supplement or waive any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly modified, amended, supplemented or waived, a modification, amendment, supplement or waiver may not:

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  reduce the amount of debt securities of such series whose holders must consent to a modification, amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest, including defaulted interest;

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  reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

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  make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

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  modify the ranking or priority of the debt securities of the relevant series;

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  release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

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  make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

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  waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

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  make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

  Defeasance

        The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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  depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

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  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay interest, if any, on and the principal of the debt securities of such series to their maturity or redemption; and

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  complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal of and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

  Transfer and Exchange

        A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

  Concerning the Trustee

        The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

  No Recourse Against Others

        The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

  Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

Warrants

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

        If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement and any free writing prospectus related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement or related free writing prospectus, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

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  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

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  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

 SELLING STOCKHOLDERS

        The following table provides the name of each selling stockholder and the number of shares of our common stock offered by each selling stockholder under this prospectus. Each selling stockholder listed below has previously been granted registration rights with respect to the shares offered pursuant to that Amended and Restated Registration Rights Agreement, dated as of August 11, 2011, among the Company and the investors listed on Schedule I thereto. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

        Information with respect to beneficial ownership is based on our records, information filed with the SEC or the most recent information furnished to us by each selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering(1)
			Number of Shares Being Sold
Name	Number (#)	Percent(2)		Number (#)	Percent(2)
Berkley Capital Investors, L.P.(3)	14,269,150	24.9%	14,269,150	—	0
Financial Partners Fund I, L.P.(4)	2,826,468	4.9%	2,826,468	—	0
Stephen D. Neeleman, M.D.(5)	1,747,285	3.0%	1,397,285	350,000	*

*
Denotes ownership of less than 1% of the outstanding shares of common stock.

(1)
Assumes that all of the shares of common stock registered by the selling stockholders have been sold.

(2)
Based on 57,222,296 shares of our common stock issued and outstanding as of September 2, 2015.

(3)
Berkley Capital, LLC is the general partner of Berkley Capital Investors, L.P. ("Berkley Capital"). Frank T. Medici is President of Berkley Capital, LLC and as such holds the sole voting and dispositive power over the shares held by Berkley Capital. Mr. Medici disclaims beneficial ownership of the shares held by Berkley Capital. The address of Berkley Capital is 600 Brickell Avenue, 39th Floor, Miami, FL 33131

(4)
Napier Park Global Capital GP LLC ("GPLLC") is the general partner of Financial Partners Fund I, L.P. ("FPF"). GPLLC has delegated to Manu Rana, Steve Piaker and Daniel Kittredge the sole voting and dispositive power over the shares held by FPF. The address of FPF is 280 Park Avenue, 3rd Floor, New York, NY 10017.

(5)
Consists of (i) 878,814 shares held of record by Stephen D. Neeleman, M.D., (ii) 350,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 2, 2015, (iii) 68,471 shares held of record by Christine Neeleman, Dr. Neeleman's wife, and (iv) 450,000 shares held of record by Neeleman Family Holdings LLC, a Utah limited liability company ("Family Holdings"). Dr. Neeleman is the manager of Family Holdings and as such holds sole voting and dispositive power over the shares held of record by Family Holdings. Dr. Neeleman disclaims beneficial ownership of the shares held by Family Holdings except to the extent of his pecuniary interest therein.

 PLAN OF DISTRIBUTION

        We and any selling stockholder (including any selling stockholder's transferees, assignees or other successors-in-interest) may sell the securities offered under this prospectus in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through brokers or dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  directly to one or more purchasers, including through a specific bidding, auction or other process;

  •
  through a combination of any of these methods of sale; or

  •
  any other method permitted by applicable law.

The securities may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  prices related to the prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

These sales may be effected in transactions:

  •
  on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the NASDAQ Stock Market;

  •
  in the over-the-counter market;

  •
  otherwise than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling stockholders of derivative securities);

  •
  through the settlement of short sales; or

  •
  through a combination of the foregoing.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

        If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

  •
  the names of any agents, underwriters, brokers or dealers;

  •
  the purchase price of the securities and the net proceeds from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchanges on which the shares of common stock may be listed; and

  •
  any other information we think is material.

        In addition, any selling stockholder may sell securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

        We and the selling stockholders may sell securities from time to time through agents. We will name any agent involved in the offer or sale of such securities and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us or the selling stockholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, a selling stockholder or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf or on behalf of any selling stockholders that participate in a distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

        The aggregate amount of compensation in the form of underwriting discounts, concessions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory, Inc. Rule 5110 will not exceed 8% of the gross proceeds of the offering to the selling stockholders.

        In connection with the distribution of the common stock covered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with a selling stockholder. A selling stockholder may also sell shares of common stock short and deliver the shares of common stock offered by this prospectus to close out short positions. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. A selling stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker or other agreements with lenders. Upon a default, the broker or lender may offer and sell such pledged shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or a selling stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

        The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

        There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Willkie Farr & Gallagher LLP will pass upon the validity of the securities offered hereby. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with them. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.

        We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of securities covered by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended January 31, 2015;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, filed with the SEC on June 11, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on May 20, 2015, June 26, 2015 and September 2, 2015; and

  •
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-36568) filed with the SEC on July 25, 2014, including any amendment or report filed for the purpose of updating such description.

        Unless we specifically state otherwise, none of the information furnished under Item 2.02 or Item 7.01 in our Current Reports on Form 8-K is, or will be, incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, upon oral or written request copies of any documents that we have incorporated by reference into this prospectus. You can obtain copies through our Investor Relations website at ir.healthequity.com or by contacting our Executive Vice President, General Counsel and Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

3,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

                            , 2015

Wells Fargo Securities